Exhibit 99.1

Autolus

Autolus Therapeutics announces the appointment of Robert W. Azelby to its Board of Directors

LONDON, January 10, 2024 -- Autolus Therapeutics plc (Nasdaq: AUTL), a clinical-stage biopharmaceutical company developing next-generation programmed T cell therapies, today announced the appointment of Robert W. Azelby to the Board of Directors. Mr. Azelby brings more than 30 years of biopharmaceutical leadership and commercial experience to Autolus's Board.

"The Autolus Board and Management Team would like to welcome Bob Azelby to the Board of Directors. Bob brings with him a wealth of experience and a strong track record in building successful biotech companies and his extensive commercial experience will be invaluable as we get closer to commercializing our first product," **said Dr. Christian Itin, Chief Executive Officer of Autolus**.

"It's an exciting time to be joining Autolus with a BLA filing having recently been submitted for the company's lead CAR T cell therapy, obe-cel," **said Mr. Azelby**. "I look forward to helping Autolus leverage its strengths as it moves from a development stage to a commercial company."

Most recently, Mr. Azelby served as President and Chief Executive Officer of Eliem Therapeutics Inc. Prior to Eliem, he served as the Chief Executive Officer of Alder BioPharmaceuticals, Inc. from June 2018 until its acquisition by H. Lundbeck A/S in 2019. Mr. Azelby previously served as Executive Vice President, Chief Commercial Officer of Juno Therapeutics, Inc. from 2015 through its acquisition by Celgene in 2018. Earlier in his 15 years at Amgen, Mr. Azelby served in commercial roles including Vice President and General Manager of Amgen Oncology, Vice President of Oncology Sales, Vice President of the Commercial Effectiveness Unit and General Manager of Amgen Netherlands. He currently serves on the Board of Directors at ADC Therapeutics SA and has also served on the Board of Directors of Chinook Therapeutics Inc, Clovis Oncology Inc., Eliem Therapeutics Inc., Alder BioPharmaceuticals Inc., Cascadian Therapeutics, Inc., and Immunomedics, Inc. He holds a BA in Economics and Religious Studies from the University of Virginia and an MBA from Harvard Business School.

About Autolus Therapeutics plc

Autolus is a clinical-stage biopharmaceutical company developing next-generation, programmed T cell therapies for the treatment of cancer and autoimmune disease. Using a broad suite of proprietary and modular T cell programming technologies, the Company is engineering precisely targeted, controlled and highly active T cell therapies that are designed to better recognize target cells, break down their defense mechanisms and eliminate these cells. Autolus has a pipeline of product candidates in development for the treatment of hematological malignancies, solid tumors and autoimmune diseases. For more information, please visit www.autolus.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as "may," "will," "could," "expects," "plans," "anticipates," and "believes." These statements include, but are not limited to, statements regarding the Company's anticipated transition plans and timing from a clinical to commercial stage company. Any forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, the risks that Autolus' preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing, and results of clinical trials; that many product candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; and possible safety and efficacy concerns. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Autolus' actual results to differ from those contained in the forward-looking statements, see the section titled "Risk Factors" in Autolus' Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 7, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Autolus' subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Autolus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

Julia Wilson
+44 (0) 7818 430877
j.wilson@autolus.com

Susan A. Noonan
S.A. Noonan Communications
+1-917-513-5303
susan@sanoonan.com

Lauren Williams
Investase
+44 23 9438 7760
lauren@investase.com